[James Moore & Co., P.L. letterhead]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 (File No. 333-72405) of our report dated May 25, 1999, on our audit of the financial statements of R-Tec Technologies, Inc. We also consent to the reference to our firm under the caption "Experts"

                                                  /s/ James Moore & Co.
                                                  JAMES MOORE & CO, P.L.

Gainesville, Florida
August 4, 1999